ACCOUNTANTS' CONSENT AND REPORT ON SUPPLEMENTARY SCHEDULES


         We hereby consent to the use in the Registration Statement of our report dated, August 28, 2000 relating to the financial statements of Tengtu International Corp. and Subsidiaries for June 30, 2000 and 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.


                                           Certified Public Accountant
                                           Moore Stephens P.C.

New York, New York
August 11, 2001


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